EXHIBIT 23.2
                                                                    ------------






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-30378) and Form S-8 (File No. 333-60791) of WestCoast Hospitality Corporation of our report dated February 1, 2001 relating to the consolidated financial statements, which appears in this annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Portland, Oregon
March 28, 2002